                         CERTIFICATE OF DESIGNATIONS OF

               7.0% SERIES E MANDATORY CONVERTIBLE PREFERRED STOCK

                             OF RITE AID CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  Rite Aid Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article Fourth of its
Restated Certificate of Incorporation, as amended (the "Restated Certificate of
Incorporation"), and in accordance with the provisions of Section 151 of the
General Corporation Law of the State of Delaware (the "DGCL"), the Pricing
Committee designated by the Board of Directors of the Company (the "Board of
Directors") by resolution adopted by unanimous written consent, pursuant to
Section 141(f) of the DGCL, on January 25, 2005, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                                    RESOLVED, that pursuant to the authority
                           vested in the Pricing Committee by the Board of
                           Directors, and in the Board of Directors by the
                           Restated Certificate of Incorporation, as amended,
                           the Pricing Committee designated by the Board of
                           Directors does hereby designate, create, authorize
                           and provide for the issue of a series of the
                           Company's preferred stock, par value $1.00 per share,
                           with a liquidation preference of $50.00 per share
                           plus an amount equal to the sum of all accumulated
                           and unpaid dividends, subject to adjustment as
                           provided in Section 13(ii) hereof (the "Liquidation
                           Preference"), which shall be designated as 7.0%
                           Series E mandatory convertible preferred stock (the
                           "HiMEDS(SM)") consisting of 2,500,000 shares, no
                           shares of which have heretofore been issued by the
                           Company, having the following powers, designations,
                           preferences and relative, participating, optional and
                           other special rights, and qualifications, limitations
                           and restrictions thereof:

                  SECTION 1. Ranking. The HiMEDS(SM) shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (i) senior to the common stock, par value $1.00 per share, of the Company (the "Common Stock"), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company
(including any series of preferred stock established on or after January 31,
2005 by the Board of Directors) the terms of which do not expressly provide that such class or series will rank senior to or pari passu with the HiMEDS(SM) as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Junior

Securities"); (ii) pari passu with each class or series of stock of the Company, the terms of which expressly provide that such class or series will rank pari passu or equally with the HiMEDS(SM) as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, including the Series F, G and H preferred stock of the Company whether now or hereafter issued (collectively referred to as "Parity Securities"); and (iii)
junior to each other class or series of stock of the Company, the terms of which expressly provide that such class or series will rank senior to the HiMEDS(SM)
as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Senior
Securities"). The Company's ability to issue capital stock that ranks senior to its HiMEDS(SM) shall be subject to the provisions of Section 4 herein.

                  SECTION 2. Dividends.

                      (i) General. Dividends on the HiMEDS(SM) shall be payable
          quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, on the first calendar day (or the following Business Day, as defined below, if the first is not a
          Business Day) of February, May, August and November of each year (each such date being referred to herein as a "Dividend Payment Date") at the annual rate of $3.50 per share, subject to adjustment as provided in Section 13(ii). The initial dividend on the HiMEDS(SM) for the dividend period commencing on January 31, 2005, to but excluding May
          1, 2005, will be $0.8847 per share, and shall be payable, when, as and if declared, on May 2, 2005. The amount of dividends payable on each share of HiMEDS(SM) for each full quarterly period thereafter shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a
          360-day year consisting of twelve 30-day months.

                  A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the date of issue and ending on the day immediately prior to the next Dividend
Payment Date. Dividends payable, when, as and if declared, on a Dividend Payment
Date shall be payable to Holders of record as they appear on the stock books of the Company on the later of (i) the close of business on the 15th calendar day
(or the following Business Day if such 15th calendar day is not a Business Day)
of the calendar month before the calendar month in which the applicable Dividend
Payment Date falls and (ii) the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a "Dividend Record Date").

                  Dividends on the HiMEDS(SM) shall be cumulative if the Company fails to declare one or more dividends on the HiMEDS(SM) in any amount, whether or not there are assets of the Company legally available for the payment of such dividends in whole or in part. Any dividend payment made on the HiMEDS(SM) shall first be credited against the earliest unpaid dividend due with respect to the
HiMEDS(SM) which remains unpaid.

                  The Company may pay dividends, at its sole option, (a) in
cash, (b) by delivering shares of Common Stock to the Transfer Agent (as defined below) on behalf of the Holders or on the Company's behalf, to be sold for cash or (c) any combination thereof. By and upon acquiring the HiMEDS(SM), each
Holder is deemed, without any further action by the Holder, to appoint the
Company as such Holder's agent in causing the Transfer Agent to deliver the shares of Common Stock delivered to the Transfer Agent on the Holders' behalf for sale. To pay dividends in shares of Common Stock, the Company must deliver to the Transfer Agent a number of shares of Common Stock which, when sold, will result in net cash proceeds to be distributed to the Holders in an amount equal to the cash dividend otherwise payable to the Holders.

                  If the Company pays dividends in shares of Common Stock by delivering them to the Transfer Agent on behalf of the Holders, those shares shall be owned by the Holders upon delivery to the Transfer Agent, and the
Transfer Agent shall hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the Holders until the Dividend
Payment Date, or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of this Section 2(i), at which time the portion of such net cash proceeds equal to the non-cash component of the declared dividend of the
HiMEDS(SM) shall be distributed to the Holders entitled thereto and, subject to the following paragraph, any remainder shall continue to be held by the Transfer
Agent for the exclusive benefit of the Holders and pooled with the net cash proceeds from future sales of Common Stock delivered to the Transfer Agent pursuant to this paragraph. In addition, the Company may deliver shares of
Common Stock to the Transfer Agent to sell on behalf of the Company in order to finance the payment of a dividend in cash. Any such shares of Common Stock shall not be owned by the Holders and the Transfer Agent shall remit the net cash proceeds from the sale of those shares to or at the direction of the Company.

                  Holders shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the then-applicable full dividends calculated pursuant to this Section 2(i) (including accumulated and unpaid dividends, if any) on shares of HiMEDS(SM); provided, however, that the Company may pay any additional dividend on the HiMEDS(SM) out of legally available funds, when as and if declared by the Board of Directors. No interest, sum of money in lieu of interest or any other late or penalty payment shall be payable in respect of any dividend or payment which may be in arrears. Any amount held by the Transfer Agent in cash, property or stock in excess of the then-applicable full dividends calculated pursuant to this Section 2(i)
(including accumulated and unpaid dividends, if any) shall be repaid, together with any interest or other earnings thereon, to the Company as soon as practicable after February 1, 2008.

                  Dividends in arrears on the HiMEDS(SM) not declared for
payment or not paid on any Dividend Payment Date may be declared by the Board of
Directors or a duly authorized committee thereof and paid on any date fixed by the Board of Directors or a duly authorized committee thereof, whether or not a
Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors or a duly authorized committee thereof, which shall

(i) not precede the date the Board of Directors or an authorized committee thereof declares the dividend payable and (ii) not be more than 60 days prior to the date the dividend is paid.

                      (ii) Registration of Common Stock. In order to pay
          dividends on any Dividend Payment Date, or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of Section 2(i) hereof, in shares of Common Stock or to deliver shares of Common Stock to the Transfer Agent to sell on behalf of the Holders or the Company in order to finance the payment of a dividend in cash,
          (a) the shares of Common Stock delivered to the Transfer Agent shall have been duly authorized, (b) the Company shall have provided to the
          Transfer Agent an effective registration statement under the
          Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), permitting the immediate sale of the shares of Common Stock in the public market, (c) the shares of
          Common Stock, once --- purchased by the purchasers thereof, shall be validly issued, fully paid and non-assessable and (d) such shares shall have been registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, if required, and shall be listed or admitted for trading on each U.S. national or regional securities exchange on which the Common Stock is then listed.

                      (iii) Payment Restrictions. Unless all accumulated and
          unpaid dividends on the HiMEDS(SM) for all prior dividend periods have been or contemporaneously are declared and paid or, in the case of dividends payable in whole or in part in cash, declared and set apart for payment, the Company may not (a) declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in Junior Securities or Junior Securities that are convertible into or exchangeable for other Junior Securities) on
          Junior Securities, whether in cash, property or otherwise, or (b)
          redeem, purchase or otherwise acquire (except upon conversion or exchange for Junior Securities), pay or make available any monies for a sinking fund for, Junior Securities,.

                  Unless all accumulated and unpaid dividends on the HiMEDS(SM)
for all prior dividend periods have been or contemporaneously are declared and paid or, in the case of dividends payable in whole or in part in cash, declared and set apart for payment, the Company may not redeem, purchase or otherwise acquire Parity Securities (except upon conversion into or in exchange for other
Parity Securities or Junior Securities; provided, however, that: (i) such other
Parity Securities contain terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, anti-dilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not materially less favorable, taken as a whole, to the Company or to the Holders than those contained in the Parity
Securities that are converted into or exchanged for such other Parity
Securities, as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution, (ii) the aggregate amount of the liquidation preference of such other

Parity Securities does not exceed the aggregate amount of the liquidation preference, plus accumulated and unpaid dividends, of the Parity Securities that are converted into or exchanged for such other Parity Securities and (iii) the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of such other Parity Securities does not exceed the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of the Parity Securities that are converted into or exchanged for such other Parity
Securities, including any shares of Common Stock issuable in respect of accumulated and unpaid dividends). Notwithstanding the restrictions described in this paragraph, the Company may redeem, repurchase or otherwise acquire for consideration, Parity Securities pursuant to a purchase or exchange offer made to all holders of such Parity Securities and on the same terms to all holders of other Parity Securities, including the HiMEDS(SM).

                  For the avoidance of doubt, the restrictions described in the immediately preceding paragraph do not restrict the Company's ability to declare and pay dividends on Parity Securities, including the Series F, G and H preferred stock of the Company.

                  SECTION 3. Liquidation Preference. In the event of any
voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior
Securities, $50.00 per share, subject to adjustment as provided in Section
13(ii) hereof, plus an amount equal to the sum of all accumulated and unpaid dividends (whether or not declared) for the then-current dividend period and all dividend periods prior thereto.

                  Neither the sale of all or substantially all of the property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company), nor the merger, conversion or consolidation of the Company into or with any other
Person, nor the merger, conversion or consolidation of any other Person into or with the Company shall constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company for the purposes of the foregoing paragraph. After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

                  In the event the assets of the Company available for
distribution to the Holders upon any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such Holders are entitled as provided above, no such distribution shall be made on account of any other Parity Securities, unless a pro rata distribution is made on the HiMEDS(SM) and such other Parity
Securities, with the amount allocable to each series of such Parity Securities and the HiMEDS(SM) determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

                  SECTION 4. Voting Rights.

                      (i) The Holders shall have no voting rights, except as set forth below or as expressly required by applicable state law. In exercising any such vote, each outstanding share of HiMEDS(SM) shall be entitled to one vote.

                      (ii) So long as any HiMEDS(SM) are outstanding, in
          addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the
          affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of HiMEDS(SM) will be required (a) to amend (whether by merger, consolidation or otherwise) the Restated
          Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them materially and adversely, (b) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase (whether by merger, consolidation or otherwise) any Senior
          Securities with an aggregate liquidation preference in excess of $50.0 million, or (c) to reclassify (by merger, consolidation or otherwise)
          any authorized stock of the Company into any class or series of stock, or any obligation or security convertible into or evidencing a right to purchase any class or series of Senior Securities; provided that, in the case of clauses (b) and (c), no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any class or series of Parity
          Securities or Junior Securities and, provided further, however, that, for purposes of clause (a), the issuance of (x) Senior Securities with an aggregate liquidation preference of no more than $50.0 million, (y)
          Parity Securities or (z) Junior Securities, shall not constitute an amendment to the Restated Certificate of Incorporation that would alter or change the powers, preferences, privileges or rights of the
          Holders so as to affect them materially and adversely.

                        (iii) If and whenever six full quarterly dividends,
          whether or not consecutive, payable on the HiMEDS(SM) are not paid, the number of directors constituting the Board of Directors will be increased by two and the Holders of HiMEDS(SM) then outstanding shall have a right to elect, as a separate class, those additional directors to the Board of Directors until all accumulated and unpaid dividends on the HiMEDS(SM) have been paid in full. To exercise this right, any
          Holder of HiMEDS(SM) may by written notice request that the Company call a special meeting of the Holders for the purpose of electing the additional directors and, if such non-payment of dividends is continuing, the Company shall call such meeting within 35 days of the date of such written request. If the Company fails to call such a meeting upon request, any Holder at such time may call a meeting. Upon payment of all accumulated and unpaid dividends on the HiMEDS(SM), the
          Holders of the HiMEDS(SM) then outstanding will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of directors will, without further action, be reduced by two.

                  SECTION 5. Automatic Conversion. Each share of HiMEDS(SM) will automatically convert (unless previously converted at the option of the Company in accordance with Section 6, at the option of the Holder in accordance with
Section 7 or in accordance with a Merger Early Settlement, as defined in Section
8 hereof) on February 1, 2008 (the "Automatic Conversion Date"), into a number of newly issued shares of Common Stock equal to the Conversion Rate determined in accordance with Section 9 below. The Holders on the Automatic Conversion Date shall have the right to receive a payment of cash, shares of Common Stock, or any combination thereof, as the Company determines in its sole discretion, in an amount equal to any accumulated and unpaid dividends on the HiMEDS(SM) then outstanding as of the Automatic Conversion Date (other than previously declared dividends on the HiMEDS(SM) payable to a Holder of record as of a prior date and also taking into account any payment of such dividends on the Automatic
Conversion Date), whether or not declared, out of legally available assets of the Company. To the extent the Company has such assets available and pays some or all of such dividend in shares of Common Stock, the number of shares of
Common Stock issuable to a Holder in respect of such accumulated and unpaid dividends shall equal the amount of accumulated and unpaid dividends on the
HiMEDS(SM) on the Automatic Conversion Date that the Company determines to pay in shares of Common Stock divided by the Applicable Market Value used for purposes of determining the Conversion Rate for the automatic conversion. In the event the Company elects to pay some or all of the amount of accumulated and unpaid dividends in shares of Common Stock, the Company shall notify the Holders of shares of HiMEDS(SM) whether such amount will be payable in full in shares of
Common Stock or any combination of cash and shares of Common Stock, and shall specify such combination in such notice, at least three Business Days prior to the first Trading Day that will be included in the calculation of Adjusted
Applicable Market Value for purposes of determining the Conversion Rate for the automatic conversion. The Company hereby covenants and agrees to use its reasonable best efforts to cause any such shares of Common Stock delivered in respect of unpaid dividends on the Automatic Conversion Date to be freely transferable under the U.S. Federal securities laws by the recipients thereof upon delivery thereto, including, if necessary, causing one or more registration statements in respect of such shares of Common Stock to be filed with and declared effective by the Securities and Exchange Commission.

                  Dividends on the shares of HiMEDS(SM) shall cease to accrue and such shares of HiMEDS(SM) shall cease to be outstanding on the Automatic
Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of
Common Stock (both for purposes of the automatic conversion of shares of
HiMEDS(SM) and for purposes of any payment by the Company of shares of Common
Stock in respect of the current or any accumulated and unpaid dividends on the
HiMEDS(SM)) and for any payment of cash in respect of current or any accumulated and unpaid dividends on the HiMEDS(SM) or cash in lieu of fractional shares, if any, in exchange for and contingent upon the surrender of certificates representing the shares of HiMEDS(SM) (if such shares are held in certificated form), and the Company may defer the payment of dividends on such shares of
Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of
HiMEDS(SM), provided that the

Company shall give the Holders such notice of any such actions as the Company deems appropriate and upon such surrender such Holders shall be entitled to receive any dividends declared and paid on such shares of Common Stock subsequent to the Automatic Conversion Date. Amounts payable in cash in respect of the shares of HiMEDS(SM) or in respect of such shares of Common Stock shall not bear interest.

                  SECTION 6. Provisional Conversion at the Option of the
Company.

                      (i) Prior to the Automatic Conversion Date, the Company
          may, at its option, cause the conversion of all, but not less than all, the shares of HiMEDS(SM) then outstanding for shares of Common
          Stock ("Provisional Conversion") at the Conversion Rate determined in accordance with Section 9 below and, subject to adjustment as set forth in Section 9(ii) below and assuming for purposes of calculation that the Trading Day immediately preceding the date of the Provisional
          Conversion (the "Provisional Conversion Date") is the Automatic
          Conversion Date; provided that the Company may not send the
          Provisional Conversion Notice (as defined below) to Holders unless the amount determined by multiplying the Closing Price of the Common Stock by the applicable Anti-dilution Factor in effect on the day of such
          Closing Price exceeded 150% of the Threshold Appreciation Price, or
          $8.04, for at least 20 Trading Days within 40 consecutive Trading Days ending on the Trading Day prior to the date on which the Company notifies Holders (pursuant to paragraph (ii) below) that it is exercising its option to cause the conversion of the HiMEDS(SM)
          pursuant to this Section 6. The Company shall be able to cause this conversion only if, in addition to issuing the Holders the number of shares of Common Stock as described above, the Company either pays the
          Holders in cash the sum of (such sum being referred to as the
          "Dividend Make-Whole Amount") (a) an amount equal to any accumulated and unpaid dividends on the shares of HiMEDS(SM) (other than previously declared dividends on the HiMEDS(SM) payable to a Holder of record as of a prior date and also taking into account any payment of such dividends on the Automatic Conversion Date) then outstanding, whether or not declared, and (b) the present value as of the Trading
          Day immediately preceding the Provisional Conversion Date of all remaining dividend payments on the shares of HiMEDS(SM) then outstanding, through and including February 1, 2008, in each case, out of legally available assets of the Company, or increases the number of shares of Common Stock to be issued on conversion by an amount equal to the Dividend Make-Whole Amount divided by the Applicable Market
          Value used for purposes of determining the Conversion Rate for the
          Provisional Conversion. The present value of the remaining dividend payments will be computed using a discount rate equal to the Treasury
          Yield.

                      (ii) A written notice (the "Provisional Conversion
          Notice") shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Company at least three Business Days prior to the first Trading Day that will be included in the calculation of
          Adjusted Applicable Market Value for purposes of determining the
          Conversion Rate for the Provisional Conversion. In addition, if the
          Company elects to deliver some or all of the Dividend Make-Whole
          Amount in shares of Common Stock, the

          Provisional Conversion Notice will indicate whether such amount will be payable in full in shares of Common Stock or any combination of cash and shares of Common Stock, and will specify such combination thereof. The Provisional Conversion Notice shall also state (a) the
          Provisional Conversion Date, which date shall be not less than 30 days nor more than 60 days from the date of the Provisional Conversion
          Notice and (b) the Corporate Trust Office of the Transfer Agent at
          which the shares of HiMEDS(SM) called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted.

                       (iii) The Company shall deliver to the Transfer Agent
          irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Company, to cause the Provisional
          Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Company and in accordance with the above provisions. The shares of Common Stock to be issued upon conversion of the HiMEDS(SM) pursuant to this Section 6 and all funds necessary for the payment in cash of the Dividend
          Make-Whole Amount shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Provisional Conversion Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Company, so as to be and continue to be available therefor. The Company hereby covenants and agrees to use its reasonable best efforts to cause any such shares of Common Stock delivered in respect of unpaid dividends and the Dividend Make-Whole
          Amount on the Provisional Conversion Date to be freely transferable under the U.S. Federal securities laws by the recipients thereof upon delivery thereto, including, if necessary, causing one or more registration statements in respect of such shares of Common Stock to be filed with and declared effective by the Securities and Exchange
          Commission. Neither failure to mail such Provisional Conversion Notice to one or more such Holders nor any defect in such Provisional
          Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other Holders.

                       (iv) If a Provisional Conversion Notice shall have been
          given as hereinbefore provided, then each Holder shall be entitled to all preferences and other rights accorded by this Certificate of
          Designations until and including the Provisional Conversion Date. From and after the Provisional Conversion Date, upon delivery by the
          Company of the Common Stock and payment of the funds to the Transfer
          Agent as described in paragraph (iii) above, the HiMEDS(SM) shall no longer be deemed to be outstanding, and all rights of such Holders shall cease and terminate, except the right of the Holders, upon surrender of certificates therefor, to receive Common Stock and any amounts to be paid hereunder.

                       (v) The deposit of monies in trust with the Transfer
          Agent shall be irrevocable except that the Company shall be entitled to receive from the Transfer Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the Holders shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the Holders entitled thereto at the expiration of two years from the Provisional
          Conversion Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the
          Holders of the shares entitled to the funds so repaid to the Company, shall look only to the Company for such payment without interest.

                 SECTION 7. Conversion at the Option of the Holder.

                       (i) Shares of HiMEDS(SM) are convertible, in whole or in
          part, at the option of the Holders thereof ("Optional Conversion"), at any time prior to the Automatic Conversion Date, into shares of Common
          Stock at a rate of 9.3284 shares of Common Stock for each share of
          HiMEDS(SM) (the "Optional Conversion Rate"), subject to adjustment as set forth in Section 9(ii) below.

                       (ii) Optional Conversion of shares of HiMEDS(SM) may be
          effected by delivering certificates evidencing such shares (if such shares are held in certificated form), together with written notice of conversion and a proper assignment of such certificates to the Company or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares pursuant to paragraph (iii) below), to the Corporate Trust Office of the Transfer Agent for the HiMEDS(SM) or
          to any other office or agency maintained by the Company for that purpose. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date (the
          "Optional Conversion Date") on which the foregoing requirements shall have been satisfied.

                       (iii) Holders of shares of HiMEDS(SM) at the close of
          business on a Dividend Record Date shall be entitled to receive any dividend payable on such shares on the corresponding Dividend Payment
          Date (if such dividend has been declared) notwithstanding the Optional
          Conversion of such shares following such Dividend Record Rate and prior to such Dividend Payment Date. However, any shares of HiMEDS(SM)
          surrendered for Optional Conversion after the close of business on a
          Dividend Record Date and before the opening of business on the corresponding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such
          Dividend Payment Date. Except as provided above, upon any Optional
          Conversion of shares of HiMEDS(SM), the Company shall make no payment or allowance for any accumulated and unpaid dividends on such shares of HiMEDS(SM) (other than previously declared dividends on the
          HiMEDS(SM) payable to a Holder of record as of a prior date) as to which Optional Conversion has been effected.

                       (iv) In the event that an Optional Conversion is effected
          with respect to shares of HiMEDS(SM) representing less than all the shares of HiMEDS(SM) held by a Holder, upon such Optional Conversion the Company shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the
          Company, a certificate evidencing the shares of HiMEDS(SM) as to which
          Optional Conversion was not effected if the shares of HiMEDS(SM) are in certificated form.

                                       10

                  SECTION 8. Early Settlement Upon Cash Merger.

                       (i) In the event of a merger or consolidation of the
          Company prior to the Automatic Conversion Date of the type described in Section 9(iii)(a) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board
          Resolution) of at least 30% cash or cash equivalents (any such event a
          "Cash Merger"), then on or after the date of the Cash Merger, the
          Company (or the successor to the Company hereunder) shall be required to offer all Holders of shares of HiMEDS(SM) that remain outstanding after the date of the Cash Merger (if any) the right to convert their shares of HiMEDS(SM) prior to the Automatic Conversion Date ("Merger
          Early Settlement") as provided herein at the Conversion Rate determined in accordance with Section 9 below and subject to adjustment as set forth in Section 9(ii) below and assuming for the purposes of calculation that the Trading Day immediately preceding the effective date of the Cash Merger is the Automatic Conversion Date. On or before the fifth Business Day after the consummation of a Cash
          Merger, the Company or, at the request and expense of the Company, the
          Transfer Agent, shall give all Holders notice of the occurrence of the
          Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

                              (a) the date, which shall be not less than 20 nor
                    more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the
                    "Merger Early Settlement Date");

                              (b) the date, which shall be on or one Business
                    Day prior to the Merger Early Settlement Date, by which the
                    Merger Early Settlement right must be exercised;

                              (c) the Conversion Rate in effect on the Trading
                    Day immediately preceding the effective date of such Cash
                    Merger and the kind and amount of securities, cash and other consideration constituting the Exchange Property Units
                    receivable by the Holder upon conversion of its shares of
                    HiMEDS(SM) pursuant to Section 9(iii); and

                              (d) the instructions a Holder must follow to
                    exercise the Merger Early Settlement right.

                       (ii) To exercise a Merger Early Settlement right, a
          Holder shall deliver to the Transfer Agent at the Corporate Trust
          Office by 5:00 p.m., New York City time on or before the date by which the Merger Early Settlement right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of HiMEDS(SM) with respect to which the

                                       11

          Merger Early Settlement right is being exercised duly endorsed for transfer to the Company or in blank with a written notice to the
          Company stating the Holder's intention to convert early in connection with the Cash Merger and providing the Company with payment instructions.

                       (iii) On the Merger Early Settlement Date, the Company
          shall deliver or cause to be delivered the kind and amount of cash, securities or other property constituting the Exchange Property Units to be received by such exercising Holder determined by assuming the
          Holder had converted the shares of HiMEDS(SM) for which such Merger
          Early Settlement right was exercised into Common Stock immediately before the Cash Merger at the Conversion Rate described in paragraph
          (i) above.

                       (iv) Upon a Merger Early Settlement, the Transfer Agent
          shall, in accordance with the instructions provided by the Holder thereof on the notice provided to the Company as set forth in paragraph (ii) above, deliver to the Holder such cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fractional shares, as provided herein.

                       (v) In the event that Merger Early Settlement is effected
          with respect to shares of HiMEDS(SM) representing less than all the shares of HiMEDS(SM) held by a Holder, upon such Merger Early
          Settlement the Company (or the successor to the Company hereunder)
          shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the shares of the HiMEDS(SM) as to which Merger
          Early Settlement was not effected.

                       (vi) In the event a Holder elects not to effect a Merger
          Early Settlement, such Holder's shares of HiMEDS(SM) shall remain outstanding until the Automatic Conversion Date unless converted prior to such date pursuant to Section 6 or Section 7 hereof.

                  SECTION 9. Definition of Conversion Rate; Anti-dilution
Adjustments.

                       (i) Subject to the immediately following sentence, the
          "Conversion Rate" is equal to:

                             (a) if the Adjusted Applicable Market Value is
                    greater than or equal to the Threshold Appreciation Price, a number of shares of Common Stock (the "High Conversion
                    Rate") per share of HiMEDS(SM) determined as follows:

                                         --    --                  -- --
                                         |     | SA                  |  |
                                         |SA + |----- x (AAMV - TAP))|  |
                                         |     | IP                  |  |
                                         |     --                  --   |
                 High Conversion Rate =  |----------------------------- |   x AF
                                         |           AAMV               |
                                         |                              |
                                         --                           --

                                       12

                  where:

                  "SA" refers to the Stated Amount;

                  "IP" refers to the Initial Price;

                  "AAMV" refers to the Adjusted Applicable Market Value;

                  "TAP" refers to the Threshold Appreciation Price; and

                  "AF" refers to the Anti-dilution Factor;

                       (b) if the Adjusted Applicable Market Value is less than
          the Threshold Appreciation Price, but is greater than the Initial
          Price, a number of shares of Common Stock per share of HiMEDS(SM)
          equal to (x) the Stated Amount divided by (y) the Applicable Market
          Value, and

                       (c) if the Adjusted Applicable Market Value is equal to
          or less than the Initial Price, 14.0056 shares of Common Stock per share of HiMEDS(SM) (the "Low Conversion Rate"),

          in each case subject to adjustment as provided in Section 9(ii) (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

In the circumstances described in each of the clauses in the immediately preceding sentence, the Conversion Rate in respect of a conversion pursuant to
Section 5 or a Merger Early Settlement with respect to a Cash Merger as described in Section 8 hereof shall be increased by an amount equal to any accumulated and unpaid dividends on the HiMEDS(SM) on the Automatic Conversion
Date or the assumed Automatic Conversion Date in the case of a Merger Early
Settlement (other than previously declared dividends on the HiMEDS(SM) payable to a holder of record as of a prior date and also taking into account any payment of such dividends on the Automatic Conversion Date or the assumed
Automatic Conversion Date in the case of a Merger Early Settlement) divided by the Applicable Market Value used for purposes of determining the Conversion
Rate.

                       (ii) The Conversion Rate and the number of shares of
          Common Stock to be delivered on the Conversion Date upon conversion pursuant to Sections 5, 6, 7 or 8 shall be subject to the following adjustments:

                            (a) Stock Dividends. In case the Company shall pay
                    or make a dividend or other distribution on the Common Stock in Common Stock, each of the Low Conversion Rate, the
                    Optional Conversion Rate and the Anti-dilution Factor, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the
                    Company entitled to receive such dividend or other
                    distribution shall be increased by dividing each of the Low
                    Conversion Rate, the Optional Conversion Rate and the
                    Anti-dilution Factor by a fraction of which the numerator
                    shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such
                    determination and the

                                       13

                    denominator shall be the sum of such number of shares and
                    the total number of shares constituting such dividend or
                    other distribution, each such increase to become effective immediately after the opening of business on the day
                    following the date fixed for such determination.

                            (b) Stock Purchase Rights. In case the Company shall
                    issue to all holders of its Common Stock (such issuance not being available on an equivalent basis to Holders of the
                    shares of HiMEDS(SM) upon conversion) rights, options,
                    warrants or other securities, entitling them to subscribe
                    for or purchase shares of Common Stock for a period expiring within 45 days from the date of issuance of such rights,
                    options, warrants or other securities at a price per share of Common Stock less than the Current Market Price on the
                    date fixed for the determination of stockholders of the
                    Company entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend
                    reinvestment, share purchase or similar plan), each of the
                    Low Conversion Rate, the Optional Conversion Rate and the
                    Anti-dilution Factor in effect at the opening of business on the day following the date fixed for such determination
                    shall be increased by dividing each of the Low Conversion
                    Rate, the Optional Conversion Rate and the Anti-dilution
                    Factor by a fraction, the numerator of which shall be the
                    number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate
                    consideration expected to be received by the Company upon
                    the exercise, conversion or exchange of such rights,
                    options, warrants or securities (as determined in good faith by the Board of Directors, whose determination shall be
                    conclusive and described in a Board Resolution) would
                    purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock
                    outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, each such increase to become effective
                    immediately after the opening of business on the day
                    following the date fixed for such determination.

                            (c) Stock Splits; Reverse Splits; and Combinations.
                    In case outstanding shares of Common Stock shall be
                    subdivided, split or reclassified into a greater number of shares of Common Stock, each of the Low Conversion Rate, the
                    Optional Conversion Rate and the Anti-dilution Factor in
                    effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of
                    shares of Common Stock, each of the Low Conversion Rate, the
                    Optional Conversion Rate and the Anti-dilution Factor in
                    effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become

                                       14

                    effective immediately after the opening of business on the day following the day upon which such subdivision, split,
                    reclassification or combination becomes effective.

                             (d) Debt, Asset or Security Distributions. (1) In
                    case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its
                    indebtedness, assets or securities (but excluding any
                    rights, options, warrants or other securities referred to in paragraph (b) of this Section 9(ii), any dividend or
                    distribution paid exclusively in cash referred to in
                    paragraph (e) of this Section 9(ii), any dividend, shares of capital stock of any class or series, or similar equity
                    interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next
                    subparagraph, and any dividend or distribution referred to in paragraph (a) of this Section 9(ii)), each of the Low
                    Conversion Rate, the Optional Conversion Rate and the
                    Anti-dilution Factor shall be increased by dividing each of the Low Conversion Rate, the Optional Conversion Rate and
                    the Anti-dilution Factor in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such
                    distribution by a fraction, the numerator of which shall be the Current Market Price on the date fixed for such
                    determination less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so
                    distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price,
                    such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this
                    subparagraph (d)(1) is applicable, subparagraph (d)(2) of
                    this Section 9(ii) shall not be applicable.

                             (2) In the case of a Spin-Off, each of the Low
                    Conversion Rate, the Optional Conversion Rate and the
                    Anti-dilution Factor in effect immediately before the close of business on the record date fixed for determination of
                    stockholders of the Company entitled to receive that
                    distribution will be increased by dividing each of the Low
                    Conversion Rate, the Optional Conversion Rate and the
                    Anti-dilution Factor by a fraction, the numerator of which is the Current Market Price and the denominator of which is the Current Market Price plus the Fair Market Value (as
                    defined below) of the portion of those shares of capital
                    stock or similar equity interests so distributed applicable to one share of Common Stock. Any adjustment to the Low
                    Conversion Rate, the Optional Conversion Rate and the
                    Anti-dilution Factor under this subparagraph (d)(2) will
                    occur on the date that is the earlier of (A) the 10th
                    Trading Day from, and including, the effective date of the
                    Spin-Off and (B) the date of the securities being offered in the Initial Public

                                       15

                    Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                             (e) Cash Distributions. In case the Company shall,
                    by dividend or otherwise, make distributions to all holders of the Common Stock exclusively in cash (excluding any cash that is distributed in a Reorganization Event to which
                    Section 9(iii) applies or as part of a distribution referred to in paragraph (d) of this Section 9(ii)), immediately
                    after the close of business on such date for determination, the Conversion Rate shall be increased by dividing each of the Low Conversion Rate, the Optional Conversion Rate and
                    the Anti-dilution Factor in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Company entitled to receive such
                    distribution by a fraction, the numerator of which shall be equal to the Current Market Price on the date fixed for such determination less the per share amount of the distribution and the denominator of which shall be equal to the Current
                    Market Price on the date fixed for such determination.

                             (f) Tender and Exchange Offers. In the case that a
                    tender or exchange offer made by the Company or any
                    subsidiary of the Company for all or any portion of the
                    Common Stock shall expire and such tender or exchange offer
                    (as amended through the expiration thereof) shall require
                    the payment to stockholders of the Company (based on the
                    acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an
                    aggregate consideration having a fair market value (as
                    determined in good faith by the Board of Directors, whose
                    determination shall be conclusive and described in a Board
                    Resolution) per share of the Common Stock that exceeds the closing price of the Common Stock on the Trading Day next
                    succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then,
                    immediately prior to the opening of business on the day
                    after the date of the last time (the "Expiration Time")
                    tenders could have been made pursuant to such tender or
                    exchange offer (as amended through the expiration thereof), each of the Low Conversion Rate, the Optional Conversion
                    Rate and the Anti-dilution Factor shall be increased by
                    dividing each of the Low Conversion Rate, the Optional
                    Conversion Rate and the Anti-dilution Factor immediately
                    prior to the close of business on the date of the Expiration
                    Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price on the
                    date of the Expiration Time and (II) the number of shares of
                    Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the
                    Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B)
                    the denominator of which shall be equal to the product of
                    (x) the Current Market Price on the date of

                                       16

                    the Expiration Time and (y) the result of (I) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (II) the
                    number of all shares validly tendered, not withdrawn and
                    accepted for payment on the date of the Expiration Time
                    (such validly tendered shares, up to any such maximum, being referred to as the "Purchased Shares").

                             (g) Calculation of Adjustments. All adjustments to
                    the Conversion Rate and the Optional Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common
                    Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the
                    Conversion Rate or the Optional Conversion Rate shall be
                    required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not
                    required to be made shall be carried forward and taken into account in any subsequent adjustment.

                             (h) Increase of Conversion Rate. The Company may
                    make such increases in the Conversion Rate or the Optional
                    Conversion Rate, in addition to those required by this
                    Section 9(ii), as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or
                    distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                             (i) Notice of Adjustment. (1) Whenever any
                    Conversion Rate, the Optional Conversion Rate or the
                    Anti-dilution Factor is adjusted in accordance with this
                    Section 9(ii), the Company shall forthwith compute each
                    Conversion Rate, the Optional Conversion Rate and the
                    Anti-dilution Factor in accordance with this Section 9(ii)
                    and prepare and transmit to the Transfer Agent an Officer's
                    Certificate setting forth each Conversion Rate, the Optional
                    Conversion Rate and the Anti-dilution Factor, the method of calculation thereof in reasonable detail, and the facts
                    requiring such adjustment and upon which such adjustment is based. (2) As soon as practicable following the occurrence of an event that requires an adjustment to any Conversion
                    Rate, the Optional Conversion Rate or the Anti-dilution
                    Factor pursuant to this Section 9(ii) (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and
                    expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such
                    event and a statement setting forth in reasonable detail the method by which the adjustment to such Conversion Rate, the
                    Optional Conversion Rate or the Anti-dilution Factor was
                    determined and setting forth each Conversion Rate, the
                    Optional Conversion Rate and the Anti-dilution Factor, in
                    each case after giving effect to such adjustment.

                                       17

                             (iii) The following events are defined as
                    "Reorganization Events":

                             (a) any consolidation or merger of the Company with
                    or into another Person or of another Person with or into the
                    Company; or

                             (b) any sale, transfer, lease or conveyance to
                    another Person of the property of the Company as an entirety or substantially as an entirety; or

                             (c) any reclassification (other than a
                    reclassification to which paragraph (c) of Section 9(ii)
                    applies).

Upon a Reorganization Event, each share of HiMEDS(SM) shall thereafter, in lieu of a variable number of shares of Common Stock, be converted into Exchange
Property Units. An "Exchange Property Unit" represents the right to receive the kind and amount of securities, cash and other property receivable in such
Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the date of the Reorganization Event) per share of Common Stock by a holder of
Common Stock that (1) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent
Person"), or an Affiliate of a Constituent Person to the extent such
Reorganization Event provides for different treatment of Common Stock held by
Affiliates of the Company and non-Affiliates, and (2) has failed to exercise the rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such
Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent
Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 9(iii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the
Non-electing Shares). Following any Reorganization Event, upon the conversion of each share of HiMEDS(SM), the Holder shall be entitled to a number of Exchange
Property Units equal to the number of shares of Common Stock that would otherwise be issuable upon conversion of such share of HiMEDS(SM) determined using the Conversion Rate determined as of the Conversion Date. The amount of any securities constituting all or a portion of an Exchange Property Unit shall be subject to adjustment as described below. If an Exchange Property Unit includes property other than common stock, upon conversion, the Company may elect to deliver additional shares of Common Stock in lieu of such other property; the number of such additional shares of Common Stock will be equal to the Applicable Market Value of such other property divided by the Applicable
Market Value per share of such Common Stock. The Company may only deliver additional shares of Common Stock in lieu of such other property if the Company provides notice to the Holders of the Company's election to do so at least three business days prior to the first Trading Day that will be included in the calculation of Applicable Market Value used for purposes of determining the
Conversion Rate applicable to such conversion. The Company hereby covenants and agrees to use its

                                       18

reasonable best efforts to cause any such shares of Common Stock delivered in lieu of such other property on the Conversion Date to be freely transferable under the U.S. Federal securities laws by the recipients thereof upon delivery thereto, including, if necessary, causing one or more registration statements in respect of such shares of Common Stock to be filed with and declared effective by the Securities and Exchange Commission.

                  In the event of such a Reorganization Event, the Person formed by such consolidation, or merger or the Person which acquires the assets of the
Company shall execute and deliver to the Transfer Agent an agreement supplemental hereto providing that the Holder of each share of HiMEDS(SM) that remains outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 9(iii). Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an Exchange Property Unit which, for events subsequent to the effective date of such Reorganization Event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(iii) shall similarly apply to successive
Reorganization Events.

                      (iv) No adjustment to the Conversion Rate need be made if
          Holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of the HiMEDS(SM), if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the HiMEDS(SM).

                  The Conversion Rate, the Optional Conversion Rate and the
Anti-dilution Factor shall not be adjusted:

                             (a) upon the issuance of any shares of Common Stock
                    pursuant to any present or future plan providing for the
                    reinvestment of dividends or interest payable on the
                    Company's securities and the investment of additional
                    optional amounts in shares of Common Stock under any plan;

                             (b) upon the issuance of any shares of Common Stock
                    or options or rights to purchase those shares pursuant to
                    any present or future employee, director or consultant
                    benefit plan or program of or assumed by the Company or any of its subsidiaries;

                             (c) upon the issuance of any shares of Common Stock
                    pursuant to any option, warrant, right or exercisable,
                    exchangeable or convertible security outstanding as of the date shares of the HiMEDS(SM) were first issued;

                             (d) for a change in the par value or no par value
                    of the Common Stock; or

                                       19

                             (e) for accumulated and unpaid dividends, other
                    than to the extent contemplated by Section 9(i) hereof.

                 SECTION 10. Definitions.

                             (i) "Affiliate" has the same meaning as given to
                    that term in Rule 405 of the Securities Act or any successor rule thereunder.

                             (ii) The "Adjusted Applicable Market Value" means
                    the product of (x) the Applicable Market Value multiplied by
                    (y) the Anti-dilution Factor in effect on the Conversion
                    Date; provided, however, that if an adjustment to the
                    Anti-dilution Factor is required to be made pursuant to the occurrence of any of the events contemplated by paragraph
                    (a), (b), (c), (d), (e), (f) or (h) of Section 9(ii) during the period taken into consideration for determining the
                    Adjusted Applicable Market Value, appropriate and customary adjustments shall be made to the Anti-dilution Factor.

                             (iii) The "Anti-dilution Factor" shall initially be
                    equal to one and shall be subject to adjustment as set forth in Section 9(ii).

                             (iv) The "Applicable Market Value" means (a) prior
                    to any Reorganization Event, the average of the Closing
                    Price per share of Common Stock on each of the 20
                    consecutive Trading Days ending on the third Trading Day
                    immediately preceding the Conversion Date and (b) after any
                    Reorganization Event, the Exchange Property Unit Value.

                             (v) "Board Resolution" means a copy of a resolution
                    certified by the Secretary or an Assistant Secretary of the
                    Company to have been duly adopted by the Board of Directors or a duly authorized committee thereof and to be in full
                    force and effect on the date of such certification, and
                    delivered to the Transfer Agent.

                             (vi) "Business Day" means any day other than a
                    Saturday or Sunday or any other day on which banks in The
                    City of New York are authorized or required by law or
                    executive order to close.

                             (vii) "capital stock" of any Person means any and
                    all shares, interests, participations or other equivalents however designated of corporate stock or other equity
                    participations, including partnership interests, whether
                    general or limited, of such Person and any rights (other
                    than debt securities convertible or exchangeable into an
                    equity interest), warrants or options to acquire an equity interest in such Person.

                             (viii) The "Closing Price" of the Common Stock, any
                    securities distributed in a Spin-Off or any common stock
                    constituting part of an Exchange Property Unit, as the case may be, on any date of determination means the closing sale price (or, if no closing sale price is reported, the last
                    reported sale price) per share on the New York Stock
                    Exchange ("NYSE") on such date or, if such security

                                       20

                    is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal
                    U.S. national or regional securities exchange on which such security is so listed or quoted, or if such security is not so listed or quoted on a U.S. national or regional
                    securities exchange, as reported by the Nasdaq stock market, or, if such security is not so reported, the last quoted bid price for the such security in the over-the-counter market as reported by the National Quotation Bureau or similar
                    organization, or, if such bid price is not available, the
                    market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                             (ix) "Conversion Date" means the Automatic
                    Conversion Date, the Provisional Conversion Date, the
                    Optional Conversion Date or the Merger Early Settlement
                    Date, as applicable.

                             (x) "Corporate Trust Office" means the principal
                    corporate trust office of the Transfer Agent at which, at
                    any particular time, its corporate trust business shall be administered.

                             (xi) "Current Market Price" per share of the Common
                    Stock or any other security means (a) on any day the average of the Closing Prices of the Common Stock or such other
                    security for the 20 consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or
                    distribution requiring computation, (b) in the case of any
                    Spin-Off that is effected simultaneously with an Initial
                    Public Offering of the securities being distributed in the
                    Spin-Off, the Closing Price of the Common Stock or such
                    other security on the Trading Day on which the initial
                    public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other
                    Spin-Off, the average of the Closing Prices of the Common
                    Stock or such other security over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock or such other security trades in a regular way on the NYSE or other principal U.S. national or regional securities exchange or quotation system on which
                    the Common Stock or such other security is listed or quoted at such time, without the right to receive such issuance or distribution.

                             (xii) "Depositary" means DTC or its nominee or any
                    successor appointed by the Company.

                             (xiii) "DTC" means The Depository Trust Company.

                             (xiv) "Exchange Property Unit Value" means the sum
                    of the value of any securities and other property
                    constituting one Exchange Property Unit. For purposes of
                    calculating the Exchange Property Unit Value, (i) the value of any common stock shall be determined using the average of the Closing Price per share of such common stock on each of the 20 consecutive Trading Days ending on the

                                       21

                    third Trading Day immediately preceding the Conversion Date and (ii) the value of any other property, including
                    securities other than common stock, shall be the value of
                    such property determined at the effective time of the
                    applicable Reorganization Event (as determined in good faith by the Board of Directors, whose determination shall be
                    conclusive and described in a Board Resolution).

                             (xv) "Fair Market Value" means (a) in the case of
                    any Spin-Off that is effected simultaneously with an Initial
                    Public Offering of the securities being distributed in the
                    Spin-Off, the initial public offering price of those
                    securities, and (b) in the case of any other Spin-Off, the average of the Closing Prices of the securities being
                    distributed in the Spin-Off over the first 10 Trading Days after the effective date of such Spin-Off.

                             (xvi) "Holder" means the Person in whose name a
                    share of HiMEDS(SM) is registered.

                             (xvii) "Initial Price" means $3.57.

                             (xviii) "Initial Public Offering" means the first
                    time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.

                             (xix) "Officer" means the Chairman of the Board and
                    President, Chief Executive Officer, any Vice President, the
                    Chief Financial Officer, the Chief Accounting Officer, the
                    Treasurer, any Assistant Treasurer, the Controller, any
                    Assistant Controller, the Secretary or any Assistant
                    Secretary of the Company.

                             (xx) "Officer's Certificate" means a certificate
                    signed by two Officers.

                             (xxi) "Person" means any individual, corporation,
                    limited liability company, partnership, joint venture,
                    trust, unincorporated organization or government or any
                    agency or political subdivision thereof.

                             (xxii) "Series F, G and H preferred stock" means
                    the 8% Series F cumulative convertible pay-in-kind preferred stock, 7% Series G cumulative convertible pay-in-kind
                    preferred stock and 6% Series H cumulative convertible
                    pay-in-kind preferred stock of the Company.

                             (xxiii) "Spin-Off" means payment of a dividend or
                    other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the
                    Company.

                             (xxiv) "Stated Amount" means $50.00 per share of
                    HiMEDS(SM).

                             (xxv) "subsidiary" means, with respect to any
                    Person, (a) any corporation, association or other business entity of which more than 50% of the

                                       22

                    total voting power of shares of capital stock entitled
                    (without regard to the occurrence of any contingency) to
                    vote in the election of directors, managers or trustees
                    thereof is at the time owned or controlled, directly or
                    indirectly, by such Person or one or more of the other
                    subsidiaries of that Person (or a combination thereof) and
                    (b) any partnership (1) the sole general partner or the
                    managing general partner of which is such Person or a
                    subsidiary of such Person or (2) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

                             (xxvi) "Threshold Appreciation Price" means $5.36.

                             (xxvii) "Trading Day" means a day during which
                    trading in securities generally occurs on the NYSE or, if
                    the Common Stock or any security distributed in a Spin-Off or any other common stock, as the case may be, is not listed on the NYSE, on the principal other U.S. national or
                    regional securities exchange on which the Common Stock, any security distributed in a Spin-Off or such other common
                    stock, as the case may be, is then listed or, if the Common
                    Stock, any security distributed in a Spin-Off or such other common stock, as the case may be, is not listed on a U.S.
                    national or regional securities exchange, as reported by the
                    Nasdaq stock market or, if the Common Stock, any security
                    distributed in a Spin-Off or such other common stock, as the case may be, is not so reported, on the principal
                    over-the-counter market on which the Common Stock, any
                    security distributed in a Spin-Off or such other common
                    stock, as the case may be, is then traded. No day on which the Common Stock, any security distributed in a Spin-Off or such other common stock, as the case may be, experiences any of the following, however, will count as a Trading Day:

                    (a)  any suspension of or limitation imposed on trading of the Common Stock, any security distributed in a
                         Spin-Off or such other common stock, as the case may
                         be, on the principal U.S. national or regional
                         securities exchange or association or over-the-counter
                         market on which it is listed or traded;

                    (b)  any event (other than an event listed in subsection (c)
                         below) that disrupts or impairs the ability of market
                         participants in general to effect transactions in or
                         obtain market values for the Common Stock, any security
                         distributed in a Spin-Off or such other common stock,
                         as the case may be, on the principal U.S. national or
                         regional securities exchange or association or
                         over-the-counter market on which it is listed or
                         traded; or

                    (c)  any principal U.S. national or regional securities
                         exchange or association or over-the-counter market on
                         which the Common Stock, any security distributed in a
                         Spin-Off or such other common stock, as the case may
                         be, is listed or trades closes on any exchange Business
                         Day prior to its scheduled closing time unless, in the
                         case of an exchange or the Nasdaq stock market, such
                         earlier closing

                                       23

                         time is announced by the exchange or association at
                         least one hour prior to the earlier of (i) the actual
                         closing time for the regular trading session on such
                         exchange or association and (ii) the submission
                         deadline for orders to be entered into the exchange for
                         execution on such business day.

                         (xxviii) "Transfer Agent" means Computershare Investor
               Services, LLC unless and until a successor is selected by the
               Company, and then such successor.

                         (xxix) "Treasury Yield" means the weekly average yield
               at the time of computation for United States Treasury securities at constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the
               Provisional Conversion Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term to
               February 1, 2008; provided, however, that if the then-remaining term to February 1, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year)
               from the weekly average yields of United States Treasury
               securities for which such yields are given, except that if the then-remaining term to February 1, 2008 is less than one year, the weekly average yield on actually traded United States
               Treasury securities adjusted to a constant maturity of one year shall be used.

                  SECTION 11. Fractional Shares.

                  No fractional shares of Common Stock shall be issued to
Holders. In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the
HiMEDS(SM) surrendered by the same Holder upon a conversion as described in
Sections 5, 6(i), 7(i) or 8(i) or which would otherwise be issuable in respect of a stock dividend payment upon a conversion as described in Section 5, such
Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of Section 5, 7(i)
or 8(i), the Applicable Market Value or (b) in the case of Sections 6(i), the
Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion. If more than one share of HiMEDS(SM) shall be surrendered for conversion at one time by or for the same
Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the
HiMEDS(SM) so surrendered.

                  SECTION 12. Form.

                         (i) The HiMEDS(SM) shall be issued in the form of one
               or more permanent global shares of HiMEDS(SM) in definitive, fully registered form with the global legend (the "Global Shares
               Legend") as set forth on the form of HiMEDS(SM)

                                       24

               certificate attached hereto as Exhibit A (each, a "Global
               Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or
               endorsement is in a form acceptable to the Company. The Global
               Preferred Share shall be deposited on behalf of the Holders of the HiMEDS(SM) represented thereby with the Transfer Agent, at its New York office, as custodian for the Depositary, and
               registered in the name of the Depositary or a nominee of the
               Depositary, duly executed by the Company and countersigned and registered by the Transfer Agent as hereinafter provided. The aggregate number of shares represented by each Global Preferred
               Share may from time to time be increased or decreased by
               adjustments made on the records of the Transfer Agent and the
               Depositary or its nominee as hereinafter provided. This Section
               12(i) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the
               Transfer Agent shall, in accordance with this Section,
               countersign and deliver initially one or more Global Preferred
               Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as
               custodian for the Depositary pursuant to an agreement between the
               Depositary and the Transfer Agent. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Company, the Transfer
               Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the
               Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the
               Depositary or impair, as between the Depositary and its Agent
               Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares representing shares of the HiMEDS(SM) unless (w) required by law, (x) the
               Depositary is unwilling or unable to continue as Depositary for the Global Preferred Share and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the
               Depositary ceases to be a "clearing agency" registered under the
               Exchange Act or (z) the Company decides to discontinue the use of book-entry transfer through the Depositary (or any successor
               Depositary). In any such case, the Global Preferred Share shall be exchanged in whole for definitive shares of HiMEDS(SM) in registered form, with the same terms and of an equal aggregate
               Liquidation Preference. Definitive shares of HiMEDS(SM) shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Transfer Agent.

                                       25

                  (ii) (a) An Officer shall sign the Global Preferred Share for the Company, in accordance with the Company's by-laws and applicable law, by manual or facsimile signature.

                  (b)  If an Officer whose signature is on a Global Preferred
                       Share no longer holds that office at the time the
                       Transfer Agent authenticates the Global Preferred
                       Share, the Global Preferred Share shall be valid
                       nevertheless.

                  (c)  A Global Preferred Share shall not be valid until an
                       authorized signatory of the Transfer Agent manually
                       countersigns Global Preferred Share. The signature
                       shall be conclusive evidence that the Global Preferred
                       Share has been authenticated under this Certificate.
                       Each Global Preferred Share shall be dated the date of
                       its authentication.

               SECTION 13. Miscellaneous.

                       (i) Procedures for conversion of shares of HiMEDS(SM), in
          accordance with Sections 5, 6, 7 or 8, not held in certificated form will be governed by arrangements among the depositary of the shares of
          HiMEDS(SM), its participants and persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

                       (ii) The Liquidation Preference, Stated Amount and the
          annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the
          HiMEDS(SM). Such adjustments shall be determined in good faith by the
          Board of Directors and evidenced by a Board Resolution.

                       (iii) For the purposes of Section 9, the number of shares
          of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of
          Common Stock.

                       (iv) If the Company shall take any action affecting the
          Common Stock, other than any action described in Section 9, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Rate, the Optional Conversion Rate or the Anti-dilution Factor for the
          HiMEDS(SM) may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

                       (v) The Company covenants that it will at all times
          reserve and keep available, free from preemptive rights, out of the aggregate of its authorized

                                       26

          but unissued shares of Common Stock for the purpose of effecting conversion of the HiMEDS(SM), the full number of shares of Common
          Stock deliverable upon the conversion of all outstanding shares of
          HiMEDS(SM) not theretofore converted. For purposes of this Section
          13(v), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of HiMEDS(SM) shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

                       (vi) The Company covenants that any shares of Common
          Stock issued upon conversion of the HiMEDS(SM) or issued in respect of a stock dividend payment upon a conversion described in Section 5, shall be validly issued, fully paid and non-assessable.

                       (vii) The Company shall use its best efforts to list the
          shares of Common Stock required to be delivered or otherwise delivered upon conversion of the HiMEDS(SM) or upon issuance in respect of a stock dividend, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding
          Common Stock is listed at the time of such delivery.

                       (viii) Prior to the delivery of any securities that the
          Company shall be obligated to deliver upon conversion of the
          HiMEDS(SM) or shall otherwise elect to deliver upon conversion or upon issuance in respect of a stock dividend payment, the Company shall use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                       (ix) The HiMEDS(SM) shall be deemed to have been
          converted and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued immediately prior to the close of business on the applicable Conversion Date, or if HiMEDS(SM) are held in certificated form, on such later date as such certificates are presented and surrendered.

                       (x) The Company shall pay any and all documentary stamp
          or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the HiMEDS(SM) or upon issuance in respect of a stock dividend payment; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the
          Holder of the HiMEDS(SM) to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid or is not applicable.

                       (xi) The HiMEDS(SM) are not redeemable.

                                       27

                       (xii) The HiMEDS(SM) are not entitled to any preemptive
          or subscription rights in respect of any securities of the Company.

                       (xiii) Whenever possible, each provision hereof shall be
          interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                       (xiv) HiMEDS(SM) may be issued in fractions of a share
          which shall entitle the Holder, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of HiMEDS(SM).

                       (xv) Subject to applicable escheat laws, any monies set
          aside by the Company in respect of any payment with respect to shares of the HiMEDS(SM), or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

                       (xvi) Except as may otherwise be required by law, the
          shares of HiMEDS(SM) shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Restated Certificate of Incorporation.

                       (xvii) The headings of the various subdivisions hereof
          are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                       (xviii) If any of the voting powers, preferences and
          relative, participating, optional and other special rights of the
          HiMEDS(SM) and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of HiMEDS(SM) and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of HiMEDS(SM) and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of

                                       28

          HiMEDS(SM) and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of HiMEDS(SM) and qualifications, limitations and restrictions thereof unless so expressed herein.

                       (xix) Shares of HiMEDS(SM) that (a) have not been issued
          on or before January 31, 2005 or (b) have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as HiMEDS(SM) must be in compliance with the terms hereof.

                       (xx) If any of the HiMEDS(SM) certificates shall be
          mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated HiMEDS(SM) certificate, or in lieu of and substitution for the HiMEDS(SM) certificate lost, stolen or destroyed, a new HiMEDS(SM)
          certificate of like tenor and representing an equivalent amount of shares of HiMEDS(SM), but only upon receipt of evidence of such loss, theft or destruction of such HiMEDS(SM) certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent. The
          Company is not required to issue any certificates representing
          HiMEDS(SM) on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Date, the
          Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the HiMEDS(SM) formerly evidenced by the certificate.

                                       29

                  IN WITNESS WHEREOF, the Company has caused this Certificate of
Designations to be duly executed by [ ], and attested by [ ], this [ ] day of
January 2005.

                                           RITE AID CORPORATION,

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

ATTEST:

     By:
         ------------------------------
         Name:
         Title:

                                       30

                                                                       EXHIBIT A

           FORM OF 7.0% SERIES E MANDATORY CONVERTIBLE PREFERRED STOCK

Number: ___                                                    ___  Shares

CUSIP NO.: 767754 30 2

               7.0% Series E Mandatory Convertible Preferred Stock
                           (par value $1.00 per share)
                     (liquidation preference $50 per share)

                                       OF

                              RITE AID CORPORATION

                                FACE OF SECURITY

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),
TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH
OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS
SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO
THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH
REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER
COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  RITE AID CORPORATION, a Delaware corporation (the "Company"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated the 7.0% Series E Mandatory Convertible Preferred Stock,
par value $1.00 per share and liquidation preference $50 per share (the
"HiMEDS(SM)"). The shares of

HiMEDS(SM) are transferable on the books and records of the Registrar and
Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the HiMEDS(SM) represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Company dated January 31, 2005, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the respective meanings given them in the
Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

                  Reference is hereby made to select provisions of the
HiMEDS(SM) set forth on the reverse hereof, and to the Certificate of
Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the
Certificate of Designations and is entitled to the benefits thereunder.

                  Unless the Transfer Agent's Certificate of Authentication
hereon has been properly executed, the shares of HiMEDS(SM) evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, Rite Aid Corporation has executed this certificate as of the date set forth below.

                                         RITE AID CORPORATION,

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

Dated: _______________________

                                       2

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

                  This is one of the certificates representing shares of
HiMEDS(SM) referred to in the within mentioned Certificate of Designations.

                                         ------------------------------,
                                         as Transfer Agent

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:  Authorized Signatory

Dated:
      -------------------------

                               REVERSE OF SECURITY
                              RITE AID CORPORATION

              7.0 % Series E Mandatory Convertible Preferred Stock

                  Dividends on each share of HiMEDS(SM) shall be payable in cash, shares of the Corporation's Common Stock, or any combination thereof, in the
Corporation's sole discretion, at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

                  The shares of Convertible Preferred Stock shall be convertible into the Corporation's Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

                  As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of HiMEDS(SM) evidenced hereby to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

--------------------------------------------------------------------------------

and irrevocably appoints:_______________________________________________________
agent to transfer the shares of HiMEDS(SM) evidenced hereby on the books of the
Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:  __________________

Signature:  ______________________

(Sign exactly as your name appears on the other side of this HiMEDS(SM)
Certificate)

Signature Guarantee: _____________________(1)

(1) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

                  The initial number of shares of HiMEDS(SM) represented by this
Global Preferred Share shall be __________. The following exchanges of a part of this Global Preferred Share have been made:

----------------------- --------------------- -------------------- --------------------- --------------------

Date of Exchange        Amount of decrease    Amount of increase   Number of shares      Signature of
                        in number of shares   in number of         represented by this   authorized officer
                        represented by this   shares represented   Global Preferred      of Registrar
                        Global Preferred      by this Global       Share following
                        Share                 Preferred Share      such increase or
                                                                   decrease
----------------------- --------------------- -------------------- --------------------- --------------------